oleoyl-estronedevelopments

Joan Pons
Gerent
Parc Científic de Barcelona
Josep Samitier 1-5
0828 Barcelona ESPANYA/ ESPAÑA /SPAIN

tel. +34 93 403 4741; fax +34 93 403 7096
E-mail: *pons@oed.cat*; jpons@oleoylestrone.com

Barcelona, July 17, 2007

TO: MEMBERS OF THE BOARD OF DIRECTORS
Manhattan Pharmaceuticals, Inc.
819 Seveth Avenue, 4th floor
New York, NY 10019
USA

Dear Members of the Board of Directors,

As a direct consequence of the publicized abandonment of the development of oleoyl-estrone as a drug for the treatment of obesity, and since my opinion, and that of the Company I represent (OED, SL) considers that decision unwarranted under the light of the few results made public so far,

I present to you my formal resignation as a member of the Board of Directors of Manhattan Pharmaceuticals, effective today.

Sincerely,

Joan Pons
CEO OED SL

NIF B62549902, Reg. Mercantil Barcelona, T-33598 F-81, H-N23'